UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of `1934

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EPCYLON TECHNOLOGIES INC.
(Name of Registrant As Specified in Charter)

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EPCYLON TECHNOLOGIES INC.
131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved an amendment to the articles of incorporation to authorize 15,000,000 shares of blank check preferred stock, par value $0.001 (the “Preferred Stock Amendment”).

These actions were approved by written consent on March 7, 2014 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of March 7, 2014, have approved the Preferred Stock Amendment as determined were in the best interests of our Company and shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least ten (10) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about March 25, 2014.

For the Board of Directors

By:/s/ Cato Kemmler
       Name: Cato Kemmler
       Title: President

EPCYLON TECHNOLOGIES INC.
131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8

INFORMATION STATEMENT REGARDING
ACTION TO BE TAKEN BY WRITTEN CONSENT OF
MAJORITY SHAREHOLDERS
IN LIEU OF A SPECIAL MEETING
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of Epcylon Technologies Inc. (the "Company") as of March 7, 2014 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Preferred Stock Amendment.

"We," "us," "our," the “Registrant” and the "Company" refers to Epcylon Technologies Inc., a Nevada corporation

SUMMARY OF CORPORATE ACTIONS

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Epcylon Technologies Inc., a Nevada corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company to amend the articles of incorporation to authorize 15,000,000 shares of blank check preferred stock, par value $0.001 (the “Preferred Stock Amendment”).

On March 7, 2014, the Company obtained the approval of the Preferred Stock Amendment by written consent of the stockholders that are the record owners of 116,815,000 shares of common stock, which represents an aggregate of approximately 69.55% of the voting power as of March 7, 2014. The names of the shareholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: (i) 22386460 Ontario Inc. holding of record 97,040,000 shares of common stock (57.77%); (ii) Todd Halpern holding of record 7,375,000 shares of common stock (4.39%); and (iii) 1476448 Ontario Inc. holding of record 12,400,000 shares of common stock (7.38%) .

The Preferred Stock Amendment cannot be effectuated until ten (10) days after the mailing of this Information Statement and after the filing of the amended Articles of Incorporation with the Nevada Secretary of State with respect to the Preferred Stock Amendment.

The date on which this Information Statement will be sent to stockholders will be on or about March 25, 2014 and is being furnished to all holders of the common stock of the Company on record as of March 7, 2014.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Quarterly Report on Form 10-Q for the quarter periods ended November 30, 2013 and August 31, 2013, our Annual Report on Form 10-K for fiscal year ended May 31, 2013, and our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2013 by the Company during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at 403.233.8484. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Preferred Stock Amendment. The Company’s certificate of incorporation does not authorize cumulative voting. As of the record date, the Company had 167,955,220 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 116,815,000 votes, which represents approximately 69.55% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Preferred Stock Amendment in a written consent dated March 7, 2014.

PROPOSAL I
AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO CREATE PREFERRED STOCK

On March 7, 2014, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the amendment to the Company's Articles to create an aggregate of 15,000,000 shares of preferred stock, $0.001 par value per share, which are designated as blank check preferred stock (the "Preferred Stock”), with the par value of $0.001 per share. The purpose of this proposed increase in authorized share capital is to make available shares of preferred stock for issuance for general corporate purposes, the business operations of the Company, including the potential listing of the Company on the OTCQX and subsequent financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of Preferred Stock, which will include meeting the $2,000,000 net tangible asset valuation required by OTC Markets for listing as an OTCQX company, and may further include the seeking of additional equity financing through public or private offerings or for other general corporate purposes. Creating the Preferred Stock will provide the Company with greater flexibility and allow the issuance of shares of Preferred Stock without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company.

Blank Check Preferred Stock

The 15,000,000 shares of Preferred Stock which have not been designated as set forth below will be deemed blank check. Pursuant to the Preferred Stock Amendment the Board of Directors of the Company will have the authority to issue such shares of Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shell be stated in the resolution of the Board of Directors without obtaining prior approval of the shareholders of the Company. As stated above the Board of Directors has considered potential uses of the additional authorized shares of Preferred Stock, which will include meeting the $2,000,000 net tangible asset valuation required by OTC Markets for listing as an OTCQX company, and may further include the seeking of additional equity financing through public or private offerings or for other general corporate purposes. Creating the Preferred Stock will provide the Company with greater flexibility and allow the issuance of shares of Preferred

Stock without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company.

General

The Board of Directors will have the authority to create and issue authorized shares of Preferred Stock without requiring future approval from the shareholders, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of Preferred Stock are created and or issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, will be dilutive to the existing shareholders. Any such issuance of additional shares of Preferred Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

The Company has current plans, although there is no guarantee it will come to fruition, to issue shares of Preferred Stock as a means of obtaining financing to list on the OTCQX market and fund the business of the Company and to potentially create a new class of Preferred Stock. Also, the creation of the Preferred Stock may be construed as having an anti-takeover effect. Although creation of the Preferred Stock is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the Preferred Stock to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid.

Such use of the Company's Preferred Stock could render more difficult, or discourage, an attempt to acquire control of our Company if such transactions were opposed by the board of directors.

Effective Time

We intend to file, as soon as practicable on or after the ten (10th) day after this Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the Preferred Stock Amendment with the Secretary of State of Nevada. The Preferred Stock Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately ten (10) days from the date that this Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation and Certificate of Designation is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Amendment.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Preferred Stock Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’
AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 69.55% of our voting power signed a written consent in favor of the Preferred Stock Amendment, we are authorized to file Articles of Amendment to the Articles of Incorporation and the Certificate of Designation for the Preferred Stock with the Nevada Secretary of State. The Preferred Stock Amendment and the Certificate of Designation for the Preferred Stock will be effective upon the filing of the Articles of Amendment and the Certificate of Designation for the Preferred Stock with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 10th day following the mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares

The Company's Articles of Incorporation authorizes the issuance of 300,000,000 shares of common stock, par value $0.001 per share of which 167,955,220 shares were outstanding on March 7, 2014. All of the outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other

Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its common stock is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Preferred Stock Amendment. The securities that are entitled to vote approval of the Preferred Stock Amendment consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on March 7, 2014, the record date for determining shareholders who are entitled to notice of and to vote.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors fixed the close of business on March 7, 2014 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

At the record date, the Company had 300,000,000 shares of common stock authorized with a stated par value of $0.001, of which 167,955,220 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the board in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the board of directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shareholders and the holders of a controlling interest equaling approximately 69.55% of the voting power of the Company, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt Proposal One through Five above. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

IDENTIFICATION OF CURRENT DIRECTORS AND EXECUTIVE OFFICERS

All of the Company's directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. The Company's officers are appointed by its Board of Directors and hold office until their earlier death, retirement, resignation or removal.

The Company's current directors and executive officers, their ages and positions held are as follows:

Name	Age	Position with the Company

Cato Kemmler	43	President/Chief Executive Officer and a Director

Todd Halpern	55	Director

Douglas McKay	50	Director of Trading and Operations - Stealth Analytics

Kyle Appleby	39	Treasurer/Chief Financial Officer

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed, and including other directorships held in reporting companies.

Cato Kemmler

During the past twelve years, Mr. Kemmler has been involved in international business, economics and media. From 1999 to current date, Mr. Kemmler is the president, general manager and a member of the board of directors of OmegaGroup (United Arab Emirates and Germany)/Omega SmartBuild, Norway ("Omega"). Mr. Kemmler was in charge of the development of a portfolio of five 5-star plus hotels in European cities with a planned total project volume in excess of $500,000,000 Euros in cooperation with a large German bank. Mr. Kemmler also was responsible for the negotiation of a $100,000,000 Euros investment per annum for four years with a large German fund as the chief operating officer of energyONE (now Omega Energy Division). Mr.Kemmler also secured the exclusive representation of Economic Zones World, Government of Dubai for Germany. He initiated the establishment of Omega SmartBuild and sold 15% of the equity interest to one of Norway's largest pension funds.

From approximately 2004 through 2006, Mr. Kemmler was the managing director and a member of the board of directors of Group One AG, Switzerland and Dubai, where he was responsible for project development in the United Arab Emirates in cooperation with Omega. He also arranged the cooperation with the Sharjah Chamber of Commerce for the planning of a new World Trade Center. From approximately 2000 to current date, Mr. Kemmler is the European division executive for All Star Media Ltd. located in Boston, where he is responsible for the financial planning and implementation of entertainment and media projects. Mr. Kemmler is also instrumental in managing the financing and sponsoring of the Les Paul Special, which featured music legends in cooperation with PBS. He also co-produced "A Tribute to the King" with Scotty Moore featuring international stars. From approximately 1996 through 2000, Mr. Kemmler was a partner with Global Excellence Partners, B.V., Hilversum, The Netherlands, where he coordinated the execution of an MOU between a United States corporation and a Middle Eastern government with respect to power plant construction. He established the cooperation between GEP and Mesana, one of the largest Indonesian financial groups. From approximately 1996 through 1999,Mr. Kemmler was a consultant with KemmlerConsult International, where he handled all management and international consulting work, supervised marketing issues featured in Millionaire Magazine and Sports Illustrated. He also prepared business plans for trans-border relocation and guided start-up companies.

Mr. Kemmler graduated from The Asheville School in 1989 receiving the Cum Laude Society award. He studied political science and international studies in fall 1991 at the University of Aberdeen and further studied economics in spring 1992 at the University of Oxford. Mr. Kemmler earned a B.A. with a major in government and minor in economics in 1993. He also completed the Transatlantic Summer Academy, which is a high intensity course that focused on "Europe Today" in summer 1994. In 1996, Mr. Kemmler received a Master of Arts in International Relations and in International Communications from the Graduate School at Boston University.

Todd Halpern. Mr. Todd Halpern has served as a Director of the Company since July 13, 2010. Mr. Halpern is currently president of Halpern Enterprises. He and his family have been in the business of importing fine wines and spirits into Canada for over 57 years. Mr. Halpern has served on the board of directors of the Toronto General Hospital since 2005. He is the Board Champion of the Krembil Neuroscience Centre’s Krembil Discovery Tower and Krembil Neuro Program. Mr. Halpern is also the Chair of the Grand Cru Culinary Wine Festival, which benefits research at the University Health Network.

Kyle Appleby. During the past twelve years, Mr. Appleby has been engaged as a chartered accountant acquiring extensive experience in finance, accounting and compliance involving diverse industries including junior mining, oil and gas, investment funds, manufacturing and distributing. Mr. Appleby has a proven ability to improve operations, impact growth, maximize profits and meet deadlines. He has hands on experience in management working with boards of directors, banks, lawyers, auditors and regulatory bodies.

From 2007 to current date, Mr. Appleby has been the president of CFO Advantage Inc., which is a provider of part time chief financial officer services specializing in providing a comprehensive range of financial, accounting and other related services to companies that are reporting issues in Canada and the United States. Certain of the key services provided include: (i) chief financial officer function providing strategic direction and leadership to selected small and medium size companies; (ii) preparation of annual and interim financial statements and management's discussion and analysis; (iii) assist companies with listing on a stock exchange; (iv) act as key contact between stock exchange and other regulatory bodies to ensure compliance; (v) treasury functions including cash management, and liaison with the Company’s day-to-day operating bank manager; (vi) assistance with financings; (vii) present all financial reports to board of directors and audit committees for review and approval; (viii) liaison with the company’s external independent auditors and provide assistance during annual audit; (ix) design and implement internal control procedures and processes; and (x) assist in administering flow through share issuances.

From approximately October 2004 through December 2006, Mr. Appleby was a manager at Silver Gold Glatt & Grossman LLP where he was responsible for planning and managing audits of eighty investment funds and twenty management companies with $2,000,000 to $250,000,000 of funds under management. He was also responsible for financial statement presentation and disclosure of all onshore and offshore investment fund clients and keeping up-to-date with all regulatory issues relating to investment funds to ensure clients are in compliance with securities laws. Mr. Appleby also managed an accounting staff of seven for various assurance engagements. He was further responsible for preparation and review of corporate and personal tax returns and the preparation of monthly valuations for a group of six domestic hedge funds. Lastly, Mr. Appleby created compliance manuals for various hedge funds to ensure compliance with industry regulations and to maintain a strong internal control environment.

From approximately September 1998 through August 2003, Mr. Appleby was a senior accountant at SF Partnership LLC where he was responsible for the preparation of corporate and personal income tax returns, corporate and personal tax planning and due diligence analysis of companies being purchased, which involved assessing and evaluating current financial positions of these companies prior to their purchase. Mr. Appleby was also involved in assessing companies' internal controls, which included identification of areas of weakness and providing recommendations to improve operational efficiencies and effectiveness. Mr. Appleby led teams on audit and review engagements in a variety of different industries, including technology, real estate, manufacturing, distribution and non-profit.

Mr. Appleby also currently is acting as the chief financial officer for the following companies: Renforth Resources Inc. (RFR - CNSX), Xylitol Canada Inc (XYL - TSXV), and Mercom Oil Sands PLC (MMO - AIM).

Mr. Appleby graduated from York University with a Bachelor of Arts in Economics. He was admitted to the Institute of Chartered Accountants of Ontario in May 2001.

Committees of the Board of Directors

As of the date of this Information Statement, the Company has not established an audit committee, a compensation committee nor a nominating committee. The Company intends within this fiscal year to establish such committees and adopt and authorize certain corporate governance policies and documentation.

Family Relationships

There are no family relationships among the Company's current directors or officers.

Involvement in Certain Legal Proceedings

During the past five years, none of the Company's directors, executive officers or persons that may be deemed promoters is or have been involved in any legal proceeding concerning: (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

Compliance With Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended May 31, 2013.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the Company's Chief Executive Officer and those executive officers that earned in excess of $100,000 during fiscal years ended May 31, 2013 and 2012 (collectively, the “Named Executive Officers”):

Summary Compensation Table

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name and Principal Position (1)	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Murray Simser (2) Former President, Former Chief Executive Officer and Former Director	2013	$160,000							$160,000
	2012	$160,000							$160,000

Emlyn David (3) Chief Financial Officer, Former Chief Executive Officer and Former Director	2013	$0							$0
	2012	$0							$0

Fulvio Ciano (4) Former President, Former Chief Financial Officer Former Chief Technology Officer And Former Director	2012	$118,000							$118,000

Stephen Knight (5) Former Chief Executive Officer, Former Chief Financial Officer and Former Director	2012	$36,922.78							$36,922.78

(1)	Other than as set forth above, no other officers of the Company earned over $100,000. Mr. Abbas Damji, the Company’s prior Chief Executive Officer, was not appointed until June 3, 2013 and did not receive any compensation from the Company during the past two fiscal years, and as such, is not reflected on this table. Mr. Damji resigned effective October 11, 2013.

(2)	Mr. Murray Simser served as the Company’s President and Chief Executive Officer since from May 14, 2012 until March 8, 2013. Mr. Simser also served as a member of the Company’s Board of Directors since July 3, 2012. Mr. Simser was paid $160,000 CAD.

(3)	Mr. Emlyn David served as the Company's Chief Executive Officer from October 21, 2011 until May 14, 2012, and served as Interim Chief Executive Officer from March 8, 2013 until June 3, 2013. Mr. David continued to serve as a member of the Company’s Board of Directors until February 6, 2014. In addition, Mr. David served as the Company’s Chief Financial Officer since May 14, 2012 and resigned effective February 6, 2014.

(4)	Effective as of May 14, 2012, Mr. Fulvio Ciano resigned as the President and Chief Financial Officer of the Company and as a Member of the Board. Effective as of May 25, 2012, Mr. Fulvio Ciano resigned as Chief Technology Officer of the Company.

(5)	Effective as of October 21, 2011, Mr. Stephen Knight resigned as the Chief Executive Officer, Chief Financial Officer and as a Member of the Board of Directors of the Company.

Employment Agreements

At the present time, the Company does not have an employment agreement with any officer or director of the Company.

Director Compensation for the year ended May 31, 2013

During the fiscal year ended May 31, 2013, no director of the Company received any compensation for their services, except for as set forth in the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End (1)

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options (#)	Options (#)	Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price	Date
Randall Barrs	1,560,000	0	$.15	November 29, 2014
Alan Ralph	750,000	0	$.30	November 29, 2014
Alan Ralph	1,500,000	0	$.15	November 29, 2014
Todd Halpern	7,000,000	0	$.15	November 29, 2014
Todd Halpern	375,000	375,000	$.30	November 29, 2014

(1) Mr. Halpern is currently a director of the Company. Messrs. Barrs and Ralph are former directors of the Company.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of March 7, 2014 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of March 7, 2014, there were 167,955,220 shares of common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners

				Percentage
				of
		Options/		Shares
Name and Address of Beneficial Owner	Shares	Warrants (1)	Total (1)	Outstanding (1)
Five Percent Stockholders
2238646 Ontario Inc. (2)	97,040,000	0	97,040,000	59.1%
Randall Barrs, personally and through 2238646 Ontario Inc.	97,040,000	0	97,040,000	59.1%
Executive Officers and Directors
Todd Halpern, Co-Chairman of Board (3)	0	7,375,000	7,375,000	4.3%
Douglas McKay, Director of Trading and Operations - Stealth Analytics	0	2,250,000	2,250,000	1.4%
Kyle Appleby, Chief Financial Officer (5)	0	1,666,667	1,666,667	1.0%
Cato Kemmler, President and Chief Executive Officer and a Director	0	0	0
All officers and directors as a group (4 persons)	0	11,291,667	11,291,667	6.4%

For each individual or entity listed above, the mailing address is: c/o Epcylon Technologies, Inc., Suite 200/372, 131 Bloor Street West, Toronto, Ontario, Canada M5S 1R8.

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the dateof this Information Statement. As of the date of this Information Statement, there are 167,955,220 shares issued and outstanding.

(2)

Randall Barrs has sole voting and dispositive control over the Company’s shares owned by 2238646 Ontario Inc., an Ontario corporation located at 23 Bedford Road, Toronto, Ontario M5R 2J9, Canada. Mr. Barrs is the sole officer, director and shareholder of 2238646 Ontario Inc. The 97,040,000 shares owned by Mr. Barrs are indicated twice in the table, once in his own name and once in the name of 2238646 Ontario Inc.

(3)

Todd Halpern has been granted options to purchase 7,750,000 shares of the Company’s common stock as follows. He has been granted options to purchase 7,000,000 shares of the Company’s common stock at a purchase price of $.15 per share. Such options have vested and are exercisable. Mr. Halpern has also been granted options to purchase 750,000 shares of the Company’s common stock, with a vesting date effective as of November 29, 2012 and an exercise price of $.30 per share. Half of such options became exercisable on November 29, 2012 and the other half will become exercisable on November 29, 2013. Such options will terminate on November 29, 2014.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company's common stock and the restatement of the par value of those shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our Quarterly Report on Form 10-Q for quarterly periods ended November 30, 2013 and August 31, 2013, our Annual Report on Form 10-K for fiscal year ended May 31, 2013, and our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2013. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

EPCYLON TECHNOLOGIES INC.
131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this information statement carefully.

Dated: March 25, 2014

By Order of the Board of Directors
/s/ Cato Kemmler
Chief Executive Officer and Director